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EDGAR DISSEMINATION SERVICE

Subscription Agreement

This Subscription agreement (the "Agreement") is made the 11th day of September 1998 between TRW Inc., Systems And Information Technology Group (TRW), One Federal System Park Drive, Fairfax, Virginia 22033, and Cybernet Data Systems, Inc. ("Subscriber"), a Delaware corporation with its principal office located at 50 Washington Street, Norwalk, CT 06854 under the following circumstances:

     A. The United States Securities and Exchange Commission (the "SEC") has established the operational Electronic Data Gathering, Analysis and Retrieval System (the "EDGAR" System) for the electronic filing of information required pursuant to the federal securities laws and the rules and regulations thereunder.

     B. TRW is distributing electronically certain SEC filings filed through the EDGAR System as part of the EDGAR System Dissemination Service operated by TRW and Subscriber desires to subscribe to such service.

NOW, THEREFORE, the parties agree as follows:


TRW follows a series of protocols to insure that the EDGAR filings distributed by TRW as part of the EDGAR Dissemination Service and derived from the EDGAR Filing System reflect the content of the machine-readable EDGAR Filings used by the SEC as official custodian of these records. This does not mean that the EDGAR Filings distributed by TRW are free of errors. TRW endeavors to reproduce the official machine-readable version of the EDGAR Filings. TRW does not attempt to correct errors which may occur in the official version.


Subscriber hereby subscribes to and TRW agrees to provide the EDGAR Dissemination Service (as hereinafter defined) in accordance with the terms and subject to the conditions set forth in this Agreement, including those set forth below and on the reverse side hereof. This Agreement incorporates by reference the terms and conditions of the Broadcast Service Details and Price Schedule
dated                (the "Price Schedule"), a copy of which has been provided
to Subscriber and is attached hereto.


TRW Inc. (S&ITG)                            SUBSCRIBER


By:                                         By: /s/ Tom Vos
    --------------------------------            --------------------------------

Print Name:                                 Print Name: Tom Vos
            ------------------------                    ------------------------

Title:                                      Title: Chief Operating Officer
      ------------------------------              ------------------------------

Date:                                       Date: September 11, 1998
      ------------------------------              ------------------------------
====================================        ====================================

SECTION 1, DEFINITIONS.

(a) "EDGAR Filings" - public filings made in the EDGAR System. THIS PERTAINS TO ONLY THOSE COMPANIES REQUIRED TO FILE REPORTS WITH THE SEC. CERTAIN SEC FILINGS MADE BY THE COMPANIES THAT DO PARTICIPATE MAY NOT BE FILED BY MEANS OF THE EDGAR SYSTEM, MOREOVER, FILINGS THAT ARE MADE IN THE EDGAR SYSTEM MAY NOT BE COMPLETE.

(b) "EDGAR Dissemination Service" -- the service operated by TRW more fully described in the Price Schedule which endeavors to make available to the Subscriber EDGAR Filings.


SECTION 2, SUBSCRIPTION PRICE; PAYMENT PROCEDURES.

(a) Charges payable by Subscriber for the EDGAR Dissemination Service are set forth in the Price Schedule. Payment shall be made by Subscriber upon receipt of the invoices.

(b) Subject to any necessary approval by the SEC, TRW may increase or decrease the charges payable hereunder by giving Subscriber not less than 30 days prior written notice of such change.

(c) The charges specified in this Agreement are exclusive of all state and local taxes which shall, to the extent such taxes are applicable, be paid by Subscriber.


SECTION 3, WARRANTIES; REMEDY; LIMITATION OF LIABILITY; INDEMNIFICATION.

(a) NOT WITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT TRW HEREBY DISCLAIMS ALL WARRANTIES OF ANY TYPE NOT EXPRESSLY STATED IN THIS AGREEMENT, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES WITH RESPECT TO THE EXACTNESS, COMPREHENSIVENESS, ACCURACY OR ADEQUACY OF THE EDGAR DISSEMINATION SERVICE OR THE EDGAR FILINGS, INCLUDING WARRANTIES OF MERCHANTABILITY OR
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FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTY FOR YEAR 2000 COMPLIANCE.
SUBSCRIBER HEREBY WAIVES ALL RIGHTS WHICH IT MIGHT HAVE (NOW OR IN THE FUTURE) TO MAKE A CLAIM AGAINST TRW FOR BREACH OF ANY SUCH WARRANTIES. SUBSCRIBER ACCEPTS THE EDGAR FILINGS AND ANY RELATED INFORMATION "AS IS." SUBSCRIBER HEREBY ACKNOWLEDGES THAT NO EXPRESS OR IMPLIED WARRANTIES HAVE BEEN MADE BY TRW UNDER THIS CONTRACT.

(b) TRW IS NOT RESPONSIBLE FOR THE CONTENT OF THE EDGAR FILINGS, AND SUBSCRIBER SHALL MAKE NO CLAIM AGAINST TRW ARISING OUT OF SUCH CONTENT.

(c) TRW'S LIABILITY UNDER THIS AGREEMENT OR IN CONNECTION WITH ANY CLAIM ARISING OUT OF OR RELATING TO THE EDGAR DISSEMINATION SERVICE SHALL BE LIMITED TO THE LESSER OF THE AMOUNT OF SUBSCRIBER'S ACTUAL DIRECT DAMAGES OR THE SUBSCRIPTION FEES PAID TO TRW HEREUNDER. Subscriber's right to monetary damages in such amount shall be exclusive of all other remedies which Subscriber may have at law or in equity against TRW, any affiliate of TRW, or any officer, director, employee, subcontractor, agent, successor, or assign of TRW or any such affiliate (hereinafter jointly referred to as a "related party").

(d) IN NO EVENT SHALL TRW OR ANY RELATED PARTY BE LIABLE TO SUBSCRIBER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF, OR AS THE RESULT OF, THE EDGAR DISSEMINATION SERVICE OR THE EDGAR FILINGS PROVIDED BY TRW UNDER THIS AGREEMENT, OR THE PROVISION OF ANY EQUIPMENT OR FACILITIES BY TRW IN CONNECTION THEREWITH, OR ANY CHARGES OR EXPENSES OF ANY NATURE INCURRED WITHOUT TRW'S WRITTEN CONSENT AND REGARDLESS OF WHETHER ARISING OUT OF A CONTRACT CLAIM, TORT CLAIM OR OTHERWISE AND REGARDLESS OF WHETHER SUCH DAMAGES ARE FORESEEABLE; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO DAMAGES OCCURRING AS A RESULT OF THE GROSS NEGLIGENCE OR INTENTIONAL OR RECKLESS CONDUCT OF TRW OR A RELATED PARTY.

(e) Subscriber assumes sole responsibility for its use of the EDGAR Dissemination Service and the EDGAR Filings and shall indemnify and hold TRW harmless from and against all liabilities, claims, and damages that arise in connection with or as a result of Subscriber's use of the EDGAR Dissemination Service or sale of the EDGAR Filings or copies thereof and the use or sale of the EDGAR Filings or copies thereof by any person who acquires them directly or indirectly from Subscriber.

SECTION 4, TERM AND TERMINATION.

Either party may terminate the EDGAR Dissemination Service upon 30 days written notice to the other party. In addition, Subscriber acknowledges that, in the future, TRW may change the media and format of the EDGAR Dissemination Service and make certain other changes in connection with the introduction of expanded offerings under the EDGAR Dissemination Service. No termination of this Agreement shall release or affect any obligations or liabilities incurred by either party under this Agreement prior to the effective date of such termination.

SECTION 5, FORCE MAJEURE.

TRW shall have no liability to Subscriber for any damages whatsoever arising out of or as a result of the failure by TRW to provide the EDGAR Dissemination Service as provided in this Agreement: (i) because the EDGAR Filings are not made available to TRW at its EDGAR Dissemination Service facility; (ii) because of actions taken by the SEC (or required by the SEC to be taken) or actions not taken by the SEC (or required by the SEC not to be taken); or (iii) as a direct or indirect result of any other use or circumstance beyond the reasonable control of TRW (including, without limitation, acts of God, acts of public enemy, war, accidents, fires, electrical or equipment failures, strikes, postal delays, explosions or governmental orders or regulations).

SECTION 6, NOTICES.

Any notice or demand required or permitted under the terms of this Agreement shall be sufficiently given to either party if sent by certified or registered United States mail to such party at its address appearing at the beginning of this Agreement, or to such other address as such party may have designated for such purpose by notice given in accordance with this Section 6.

SECTION 7, ASSIGNMENT.

This Agreement may not be assigned, in whole or in part, by Subscriber without the prior written approval of TRW.

SECTION 8, ENTIRE AGREEMENT.

This Agreement, which includes the Price Schedule, contains the entire agreement between the parties with respect to the matters set forth herein and superseded all negotiations, representation, warranties, commitments, offers, and contracts, whether oral or written, prior to the date hereof.

SECTION 9, GOVERNING LAW.

This Agreement shall be construed according to, and the legal relations between the parties shall be governed by, the laws of the State of Virginia.




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EDGAR DISSEMINATION SERVICE                                   Ver. 9/1   9:45 am

BROADCAST SERVICE DETAILS AND PRICE SCHEDULE
NOVEMBER 1998

This Price Schedule sets forth terms under which TRW, Inc. (TRW) agrees to make available to Subscriber the EDGAR Dissemination Service

1.   BROADCAST SERVICE (LEVEL I)
TRW shall provide Subscriber with a broadcast stream of data which contains the EDGAR Filings as they are made available to TRW by the SEC for public dissemination at TRW's EDGAR Dissemination Service Facility. Subscriber shall take delivery of the data F.O.B. at TRW's EDGAR Dissemination Service Facility. The data format may change from time-to-time and TRW shall use its best efforts to give Subscriber prior notice of any such change.

2.   CHARGES (11/1/98-12/31/99)
Subscription charges (includes appropriate copy of FastCopy)          $
                                                                       --------

Additional Line Charges                                               $
                                                                       --------

3.   NETWORK EQUIPMENT
Subscriber shall provide line and line termination equipment that shall terminate on dedicated communications ports on the computer located at TRW's EDGAR Dissemination Service facility. This facility is located at TRW, 7915 Jones Branch Rd., Suite 6B, McLean, VA 22102.

4.   PEAK PERIOD SERVICE
Subscriber is responsible for acquiring and paying for a line with sufficient speed to handle the Peak Period Volume. A T1 line is recommended. Peak Periods and Peak Volumes are discussed in TRW's Technical Specification that is provided to subscribers separately. If a Subscriber fails to provide lines with sufficient line speed to support the Peak Period Volumes, TRW may not be able to provide broadcast service to them during these periods. Subscribers may download Filings from TRW's designated Internet Service Provider (ISP) as described in item 9.

5.   COMMUNICATIONS PROTOCOL
Subscriber will be provided with an appropriate version of FastCopy which has its own proprietary communications protocol. The cost of FastCopy is included in the subscription price.

6.   DATA COMPRESSION/ENCRYPTION
TRW shall compress and encrypt the broadcast data stream.
Decompression/decryption software shall be provided to Subscriber at no additional charge. From time-to-time, as necessary during the term of this agreement, TRW may modify the decompression/decryption software.

7.   TECHNICAL SUPPORT
TRW shall provide Subscriber with Technical Specifications and up to five hours of telephone consultation in order to establish the broadcast link between Subscriber's office and the TRW EDGAR Dissemination facility. Additional or other consultation hours shall be at the charge per hour in 12D.

8.   TAPES
TRW is not offering tapes of any kind, at this time.

9.   BACKUP
Subscriber may download Filings from TRW's designated Internet Service Provider using the instructions, telephone number, User ID and Password issued to Subscriber by TRW.

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                                                             Ver. 9/1   9:45 am

10.  TEST BROADCAST
Prior to the availability of the live broadcast, TRW shall make available to Subscriber a test broadcast.

11.  ADDITIONAL LINE
Subscriber may acquire an additional line to be used as backup in the event that the primary line fails. Subscriber is responsible for the acquisition and payment for the additional line and line termination equipment. If a second line is used, TRW will simultaneously transmit EDGAR Filings to two different Dissemination Receipt Servers located at Subscriber's site. The Pricelist (item
12) contains TRW's additional charge to accommodate the second line.

12.  PRICELIST
A.   Broadcast Service Subscription Charge
This charge will be set on October 1, 1998 based on the number of signed contracts received by that date. The table below contains a 14-month price at various subscription levels:

SUBSCRIBERS AS OF
OCTOBER 1, 1998                PRICE
1 to 8                        $152,172
9 to 15                         92,967
16 to 25                        55,346
25+                             42,179

B. Subscribers choosing to begin service after November 1, 1998 will be charged a prorated amount based on dividing the appropriate 14-month price by 14 and then multiplying that number by the number of months remaining in the 14-month period.

C.   Additional Line Charge                                 $__________
In addition to Subscriber being responsible for the cost of the additional line and line termination equipment, TRW shall charge Subscriber the above amount to recover the costs of an additional copy of FastCopy and other expenses related to supporting the additional line.

D.   Consulting Charge Per Hour                             $__________
     Subscriber is provided up to five hours of telephone consultation in connection with initially establishing the link between Subscriber site and TRW's EDGAR Dissemination Service facility. Subscriber may acquire additional consulting services at the above hourly rate. This may become particularly desirable during the period prior to the SEC's permitting filing in HTML with PDF attachments.